Exhibit 10.8(f)

EXECUTION COPY

CONSENT AND SIXTH AMENDMENT TO CREDIT AGREEMENT

CONSENT AND SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 25, 2008, among ADDUS HEALTHCARE, INC., an Illinois corporation (“Borrower”), the other persons signatory hereto as “Loan Parties”, FREEPORT FINANCIAL LLC, a Delaware limited liability company (“Agent”) and the Lenders signatory hereto. Terms not defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined).

RECITALS

A. Borrower, the Loan Parties, the Lenders signatory thereto and Agent are party to that certain Credit Agreement dated as of September 19, 2006 (as amended by that certain Consent and First Amendment to Credit Agreement dated as of July 29, 2007, that certain Consent and Second Amendment to Credit Agreement dated as of October 15, 2007, that certain Consent and Third Amendment to Credit Agreement dated as of November 13, 2007, that certain Consent and Fourth Amendment to Credit Agreement dated as of April 1, 2008, that certain Consent and Fifth Amendment to Credit Agreement dated as of June 9, 2008 and as further amended, restated or otherwise modified including by this Amendment, the “Credit Agreement”).

B. Borrower, the Loan Parties, the Lenders and Agent are entering into this Amendment in connection with the acquisition (the “Awakened Alternatives Acquisition”) by Addus HealthCare (Indiana), Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower (“Addus Indiana”), of substantially all of the assets of Awakened Alternatives Enterprises, LLC, an Illinois limited liability company (“Awakened Alternatives”), for an aggregate purchase price not to exceed $450,000.

C. Agent, Lenders and the Loan Parties are willing to enter into this Amendment upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2. Consent. Agent and the Lenders hereby consent to the following:

2.1. Addus Indiana (i) entering into (x) an Asset Purchase Agreement, dated as of even date herewith (the “Awakened Alternatives Purchase Agreement”), by and between Addus Indiana, Awakened Alternatives and certain Members (as defined in the Awakened Alternatives

Purchase Agreement) of Awakened Alternatives party thereto, for the purpose of acquiring substantially all of the assets of Awakened Alternatives and (y) the other agreements, instruments and documents for the purpose of consummating the Awakened Alternatives Acquisition, in each case on terms and conditions reasonably satisfactory to the Agent (collectively, the “Awakened Alternatives Acquisition Documents”); and (ii) consummating the Awakened Alternatives Acquisition on the Sixth Amendment Effective Date for an aggregate purchase price not to exceed $300,000 paid in cash on the closing date thereof pursuant to the terms of the Awakened Alternatives Acquisition Documents, plus a deferred purchase price in an amount not to exceed $50,000 paid pursuant to the Awakened Alternatives Purchase Agreement, plus the issuance of the Awakened Alternatives Note; provided that neither such deferred purchase price paid pursuant to the Awakened Alternatives Purchase Agreement nor any payments on the Awakened Alternatives Note shall be paid in the event that any Default or Event of Default under any of Sections 7.1 or 8.1(a) of the Credit Agreement has occurred and is continuing or would result therefrom or the Borrower does not have the minimum Borrowing Availability required by Section 6.17 of the Credit Agreement after giving effect to such payment.

Section 3. Amendment to the Credit Agreement. As of the Sixth Amendment Effective Date, the Credit Agreement is hereby amended as follows:

3.1. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions thereto:

Awakened Alternatives has the meaning set forth in the Recitals to the Sixth Amendment.

Awakened Alternatives Acquisition has the meaning set forth in the Recitals to the Sixth Amendment.

Awakened Alternatives Acquisition Documents has the meaning set forth in Section 2 of the Sixth Amendment.

Awakened Alternatives Note means that certain 6% Junior Subordinated Promissory Note by Borrower payable to Awakened Alternatives in the original principal amount of $100,000.

Sixth Amendment means that certain Consent and Sixth Amendment to Credit Agreement dated as of September 25, 2008 among the Loan Parties, Agent and the Lenders.

Sixth Amendment Effective Date has the meaning set forth in the Sixth Amendment.

Sixth Amendment Reaffirmation of Collateral Documents means the Consent and Reaffirmation (Sixth Amendment), dated as of September 25, 2008 of the Loan Parties signatory thereto, in respect of the Collateral Documents.

3.2. On the Sixth Amendment Effective Date, Section 2.1(a)(v) of the Credit Agreement shall be amended and restated in its entirety and replaced with the following new Section 2.1(a)(v):

(v) Borrower shall repay the Term Loans through periodic payments on the dates and in the amounts indicated below (“Scheduled Installments”), and in any event the entire remaining principal balance shall be repaid on the Commitment Termination Date.

Term Loan

Date	Scheduled Installment
September 30, 2008	$1,197,000

December 31, 2008	$1,620,500

March 31, 2009	$1,620,500

June 30, 2009	$1,620,500

September 30, 2009	$1,620,500

December 31, 2009	$2,044,000

March 31, 2010	$2,044,000

June 30, 2010	$2,044,000

September 30, 2010	$2,044,000

December 31, 2010	$2,467,500

March 31, 2011	$2,467,500

June 30, 2011	$2,467,500

September 19, 2011	$30,170,500 or the outstanding principal balance of Term Loans outstanding on such date

The above scheduled installment amounts reflect the incurrence by the Borrower of the Delayed Draw Term Loans funded on the Sixth Amendment Effective Date as set forth on Annex A attached hereto and shall thereafter be increased in the manner set forth on Annex B to the Second Amendment to the extent any further Delayed Draw Term Loans are funded. The final installment payment shall in all events equal the entire remaining principal balance of the Term Loan (including any remaining principal balance of such Delayed Draw Term Loans). Amounts borrowed under this Section 2.1(a) and repaid may not be reborrowed.

At the request of the applicable Lender, the Term Loans shall be evidenced by promissory notes substantially in the form of Exhibit 2.1(a) (as amended, modified, extended, substituted or replaced from time to time, each a “Term Note” and, collectively, the “Term Notes”), and Borrower shall execute and deliver a Term Note to each such Term Lender. Each Term Note shall represent the obligation of Borrower to pay the amount of the applicable Term Lender’s Term Loan Commitment, together with interest thereon.”

3.3. Section 6.1 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (p) thereof, deleting the “.” at the end of clause (q) thereof and replacing it with “; and” and by adding the following new clause (r):

“(r) Indebtedness in respect of the Awakened Alternatives Purchase Agreement and Awakened Alternatives Note.”

3.4. Section 6.3 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (q) thereof, deleting the “.” at the end of clause (r) thereof and replacing it with “; and” and by adding the following new clauses (s):

“(s) Borrower or a wholly-owned Subsidiary of Borrower may consummate the Awakened Alternatives Acquisition as of the Sixth Amendment Effective Date pursuant to the Sixth Amendment Acquisition Documents.”

3.5. Clause (d) of Section 6.6 of the Credit Agreement is hereby amended by deleting the “and” before clause (vii) thereof and adding the following new language immediately at the end thereof:

“(viii) Borrower or a wholly-owned Subsidiary of Borrower may consummate the Awakened Alternatives Acquisition on the Sixth Amendment Effective Date pursuant to the Awakened Alternatives Acquisition Documents and all applicable law, provided that the Awakened Alternatives Acquisition Documents shall be in full force and effect and provided further that the Agent shall have received a complete copy of the fully executed Awakened Alternatives Acquisition Documents, certified by the Borrower as being true, complete and correct.”

3.6. Section 6.16 of the Credit Agreement is amended and restated in its entirety to read as follows:

“None of the Loan Parties shall change or amend the terms of the Acquisition Note, Silver State Note, Vegas Earn Out Agreement, Idaho Earn Out Agreement, Idaho Note, SuCasa Note, Down East Purchase Agreement, New Life Purchase Agreement, Awakened Alternatives Purchase Agreement or Awakened Alternatives Note if such change or amendment would be adverse in any material respect to the rights or interests of the Loan Parties, the Agent or the Lenders.”

Section 4. Representations and Warranties. To induce Agent and Lenders to execute this Amendment, each Loan Party hereby represents and warrants to Agent and Lenders as follows:

(a) the execution, delivery and performance of each of this Amendment and the Awakened Alternatives Acquisition Documents have been duly authorized by all requisite action of each Loan Party thereto, and each of this Amendment and the Awakened Alternatives Acquisition Documents constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity; and

(b) each of the representations and warranties in the Credit Agreement are true and correct in all material respects with the same effect as though made on and as of the date hereof (except, in each case, to the extent stated to relate to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date) and no Event of Default or Default exists thereunder or would exist after giving effect to this Amendment or the Awakened Alternatives Acquisition.

Section 5. Conditions Precedent. This Amendment shall be effective as of the date first set forth above, subject to the satisfaction of the following conditions precedent (the date of such satisfaction being the “Sixth Amendment Effective Date”):

5.1. Execution and Delivery. Borrower, each of the other Loan Parties, Agent and the Requisite Lenders shall have executed and delivered this Agreement; the Borrower shall have executed and delivered an Officer’s Certificate in the form of Exhibit A attached hereto; each Loan Party shall have executed and delivered the Consent and Reaffirmation in the form of Exhibit B attached hereto.

5.2. Covenant Compliance. After giving pro forma effect to the Awakened Alternatives Acquisition to and the incurrence of the Delayed Draw Term Loans in connection therewith, Borrower is in compliance with each of the covenants set forth in Section 7.1.

5.3. Letter of Direction. Agent shall have received a duly executed letter of direction from Borrower addressed to Agent, on behalf of itself and the Lenders directing the disbursement of the proceeds of the Delayed Draw Term Loans to fund the Awakened Alternatives Acquisition.

5.4. Insurance. Agent shall have received evidence of the existence of insurance required to be maintained pursuant to the Credit Agreement, together with evidence that the Agent has been named as a lender’s loss payee and an additional insured on all related insurance policies to the extent there is any change in such insurance in effect prior to the Sixth Amendment Effective Date as a result of or in connection with the Awakened Alternatives Acquisition.

5.5. Filings, Registrations and Recordings. The Agent shall have received each document (including Uniform Commercial Code financing statements) required by Section 5.7(c) of the Credit Agreement as may be necessary or desirable in order to create in favor of the Agent, for the benefit of the Lenders, a perfected Lien on the Collateral acquired in connection with the Awakened Alternatives Acquisition prior to any other Liens (subject only to Permitted Encumbrances).

5.6. Due Diligence. Agent, Lenders and their counsel and advisors shall have completed their legal, accounting and financial due diligence review (including, without limitation, lien searches on Awakened Alternatives) of Awakened Alternatives and the Awakened Alternatives Acquisition, the results of which review shall be reasonably satisfactory to Agent and the Requisite Lenders.

5.7. Material Adverse Effect. There shall have occurred no Material Adverse Effect upon the financial condition, operations, assets, business or properties of (i) the Loan Parties or Awakened Alternatives, taken as a whole, since December 31, 2007; or (ii) Awakened Alternatives since December 31, 2007.

5.8. Awakened Alternatives Acquisition Documents. On or prior to the Sixth Amendment Effective Date, each of the Awakened Alternatives Acquisition Documents shall have been duly authorized by each of the Loan Parties party thereto and executed and delivered by each of the respective parties thereto and shall be in full force and effect and shall not have been amended or modified in any manner adverse to the Lenders except for such amendments and modifications, if any, as may be reasonably satisfactory to Agent and the Requisite Lenders. The Awakened Alternatives Acquisition shall have been, or shall be contemporaneously herewith, consummated substantially in accordance with the Awakened Alternatives Acquisition Documents (as amended in accordance with the immediately preceding sentence) and in accordance with all applicable law, except as may have been consented to in writing by Agent. Agent shall have received a complete copy of the fully executed Awakened Alternatives Acquisition Documents, certified by the Borrower as being true, complete and correct.

5.9. Approvals. All necessary governmental and third party approvals and/or consents in connection with the Awakened Alternatives Acquisition and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of the Awakened Alternatives Acquisition, in each case as of the Sixth Amendment Effective Date. Additionally, there shall not exist any judgment, order, injunction or other restraint pending or notified prohibiting or imposing material adverse conditions upon all or any part of the Awakened Alternatives Acquisition or the transactions contemplated by this Amendment as of the Sixth Amendment Effective Date.

5.10. No Defaults. After giving effect to this Amendment, no Event of Default or Default under the Credit Agreement shall have occurred and be continuing.

5.11. Representations and Warranties. After giving effect to this Amendment, the representations and warranties of the Loan Parties contained in this Amendment, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects as of the Sixth Amendment Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

5.12. Secretary’s Certificate. Agent shall have received from each Loan Party a certificate signed by the secretary or an assistant secretary of such Loan Party, dated as of the Sixth Amendment Effective Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document and any certificate or other document or instrument to be delivered pursuant hereto by or on behalf of such Loan Party, together with evidence of the incumbency of such Secretary or Assistant Secretary, as the case may be and certifying that there have been no changes to (i) the resolutions of such Loan Party authorizing and approving, among other things, the execution, delivery and performance of this Amendment and the other Loan Documents and (ii) the organizational documents of such Loan Party in each case since the date on which they were most recently delivered to Agent.

5.13. Good Standing Certificates. Agent shall have received good standing certificates for each Loan Party from their respective jurisdictions of incorporation or organization.

5.14. Addus Indiana Secretary’s Certificate. Agent shall have received from Addus Indiana a certificate signed by the secretary or an assistant secretary of such corporation, dated as of the Sixth Amendment Effective Date, as to (i) the incumbency and signature of the officers of such corporation executing any Loan Document and any certificate or other document or instrument to be delivered pursuant hereto by or on behalf of such corporation, (ii) the resolutions of such corporation authorizing and approving, among other things, the execution and delivery of the Loan Documents, the Awakened Alternatives Acquisition Documents and the other documents and instruments provided for therein and the consummation of the transactions contemplated hereby and thereby, (iii) the organizational documents of such corporation, and (iv) the good standing certificate for such corporation from its jurisdiction of incorporation.

5.15. Fees. Borrower shall have paid all reasonable and documented costs, fees and expenses (including, without limitation, reasonable legal fees and expenses of Winston & Strawn LLP) of Agent.

5.16. Opinions of Counsel. Agent shall have received opinions of counsel for each Loan Party, including local counsel reasonably requested by the Agent.

5.17. Other Matters. Agent shall have received such other instruments and documents as Agent or the Requisite Lenders may reasonably request in connection with the execution of this Amendment, and all such instruments and documents shall be reasonably satisfactory in form and substance to Agent.

Section 6. Miscellaneous.

6.1. Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.

6.2. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of the executed counterpart of this Amendment by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart to this Amendment.

6.3. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

6.4. Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

6.5. Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

6.6. References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. Reference in any of this Amendment, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.

Section 7. Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

[signature pages follow]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first above written.

ADDUS HOLDING CORPORATION

By:	/s/ Simon Bachleda
Name:	Simon Bachleda
Title:	Vice President and Secretary

ADDUS HEALTHCARE, INC.

FORT SMITH HOME HEALTH AGENCY, INC.

LITTLE ROCK HOME HEALTH AGENCY, INC.

LOWELL HOME HEALTH AGENCY, INC.

PHC ACQUISITION CORPORATION

PROFESSIONAL RELIABLE NURSING SERVICE, INC.

BENEFITS ASSURANCE CO., INC.

By:	/s/ Frank Leonard
Name:	Frank Leonard
Title:	Chief Financial Officer and Secretary

FREEPORT FINANCIAL LLC, as Agent

By:	/s/ Chad Blakeman
Title:	Senior Managing Director

FREEPORT LOAN FUND LLC, as a Lender

By:	/s/ Chad Blakeman
Title:	Senior Managing Director

FREEPORT OFFSHORE LOAN FUND LLC, as a Lender

By:	/s/ Chad Blakeman
Title:	Senior Managing Director

FREEPORT LOAN TRUST 2006-1, as a Lender

By:	/s/ Chad Blakeman
Title:	Senior Managing Director

FIFTH THIRD BANK, CHICAGO
(A Michigan Banking Company)

By:	/s/ Michael E. May
Name:	Michael E. May
Title:	Vice President

CF BLACKBURN LLC

By:	/s/ Angela D. Brown
Name:	Angela D. Brown
Title:	Managing Director

EXHIBIT A

OFFICER’S CERTIFICATE

Reference is made to that certain Consent and Sixth Amendment to Credit Agreement, dated as of September 25, 2008 (the “Sixth Amendment”; capitalized terms used herein and not otherwise defined shall have the meanings specified thereto in that certain Credit Agreement dated as of September 19, 2006 among the Loan Parties party thereto, the Agent and the Lenders party thereto (as amended by that certain Consent and First Amendment to Credit Agreement dated as of July 29, 2007, that certain Consent and Second Amendment to Credit Agreement dated as of October 15, 2007, that certain Consent and Third Amendment to Credit Agreement dated as of November 13, 2007, that certain Consent, Fourth Amendment to Credit Agreement dated as of April 1, 2008 and Fifth Amendment to Credit Agreement dated as of June 9, 2008 and as further amended, restated or otherwise modified from time to time including by the Sixth Amendment, the “Credit Agreement”), among the Borrower, certain other parties, the financial institutions party thereto and Freeport Financial LLC, as Agent. The undersigned hereby certifies that he is the duly authorized and elected President & Chief Executive Officer of the Borrower and that, as of the date hereof:

1.	As of the Sixth Amendment Effective Date, after giving pro forma effect to the Awakened Alternatives Acquisition to and the incurrence of the Delayed Draw Term Loans in connection therewith, Borrower is in compliance with each of the covenants set forth in Section 7.1.

2.	No Material Adverse Effect has occurred upon the financial condition, operations, assets, business or properties of (i) the Loan Parties or Awakened Alternatives, taken as a whole, since December 31, 2007; or (ii) Awakened Alternatives since December 31, 2007.

3.	After giving effect to the Sixth Amendment, no Event of Default or Default under the Credit Agreement has occurred or is continuing.

4.	After giving effect to the Sixth Amendment, the representations and warranties of the Loan Parties contained in the Sixth Amendment, the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the Sixth Amendment Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty was true and correct in all material respects as of such earlier date.

5.	The Loan Parties have consummated the Awakened Alternatives Acquisition concurrently with the Sixth Amendment substantially in accordance with the Awakened Alternatives Acquisition Documents and in accordance with all applicable law, except as may have been consented to in writing by Agent.

6.	Attached hereto as Exhibit A are true, complete and correct copies of the fully executed Awakened Alternatives Acquisition Documents.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, I have hereunto set my hand this          day of September, 2008.

ADDUS HEALTHCARE, INC.

By:
Name: Mark S. Heaney
Title: President & Chief Executive Officer

EXHIBIT B

CONSENT AND REAFFIRMATION (SIXTH AMENDMENT)

Each of the undersigned (“Loan Parties”) hereby (i) acknowledges receipt of a copy of the Consent and Sixth Amendment to Credit Agreement dated as of September 25, 2008 (the “Sixth Amendment”); (ii) consents to the execution and delivery thereof by the other Loan Parties; (iii) agrees to be bound thereby; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of the Loan Parties to Agent and Lenders (the “Guarantee”) and (v) reaffirms that the Guarantee and the other Collateral Documents executed by such Person are and shall continue to remain in full force and effect. Although each of the Loan Parties has been informed of the matters set forth herein and in the Sixth Amendment and has acknowledged and agreed to same, such Loan Parties understand that Agent and Lenders have no obligation to inform any of the Loan Parties of such matters in the future or to seek any of the Loan Parties’ acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.

This Consent and Reaffirmation shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to principles of conflicts of law.

In witness whereof, each of the undersigned has executed this Consent and Reaffirmation on and as of the date of such Sixth Amendment.

ADDUS HOLDING CORPORATION

By:
Name:	Simon Bachleda
Title:	Vice President and Secretary

ADDUS HEALTHCARE, INC.

ADDUS HEALTHCARE (NORTH CAROLINA), INC.

ADDUS HEALTHCARE (IDAHO), INC.

ADDUS HEALTHCARE (NEVADA), INC.

ADDUS HEALTHCARE (NEW JERSEY), INC.

FORT SMITH HOME HEALTH AGENCY, INC.

LITTLE ROCK HOME HEALTH AGENCY, INC.

LOWELL HOME HEALTH AGENCY, INC.

PHC ACQUISITION CORPORATION

PROFESSIONAL RELIABLE NURSING SERVICE, INC.

BENEFITS ASSURANCE CO., INC.

By:
Name:	Frank Leonard
Title:	Secretary